Exhibit 4.1

Spartan Stores, Inc.
3.375% Convertible Senior Notes due 2027
___________________

INDENTURE
Dated as of May 30, 2007
___________________

The Bank of New York Trust Company, N.A.
TRUSTEE

TIA CROSS-REFERENCE TABLE

TIA SECTIONS		INDENTURE SECTIONS
Section 310	(a)	7.10
	(b)
     7.10

Section 311	(a)	7.11
	(b)	7.11
Section 312	(b)	12.03
	(c)	12.03
Section 313	(a)	7.06
	(b)	7.06
	(c)	7.06
	(d)	7.06
Section 314	(a)	4.02; 4.03
Section 315	(a)	7.01(b)
	(b)	7.05
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.11
Section 316	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(b)	6.07
	(c)	9.04
Section 317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04

Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

i

TABLE OF CONTENTS

Page

ARTICLE 1	DEFINITIONS AND INCORPORATION BY REFERENCE	1

ARTICLE 2	THE SECURITIES	8

ARTICLE 3	REDEMPTION AND REPURCHASES	20

Section 3.12.	Covenant to Comply with Securities Laws Upon Repurchase of Securities	30
Section 3.13.	Repayment to the Company	30

ARTICLE 4	COVENANTS	30

ARTICLE 5	SUCCESSOR CORPORATION	32

Section 5.01.	When Company May Merge or Transfer Assets	32

ARTICLE 6	DEFAULTS AND REMEDIES	34

ARTICLE 7	TRUSTEE	38

ARTICLE 8	DISCHARGE OF INDENTURE	44

Section 8.01.	Discharge of Liability on Securities	44
Section 8.02.	Repayment to the Company	44

ARTICLE 9	AMENDMENTS	44

ARTICLE 10	CONVERSIONS	47

ARTICLE 11	PAYMENT OF INTEREST	61

Section 11.06.	Defaulted Interest	64
Section 11.07.	Interest Rights Preserved	65

ARTICLE 12	MISCELLANEOUS	65

EXHIBIT A	A-1
EXHIBIT B	B-1
EXHIBIT C	C-1

v

          INDENTURE dated as of May 30, 2007 between SPARTAN STORES, INC., a Michigan corporation (the "Company"), and The Bank of New York Trust Company, N.A., a national banking association (the "Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 3.375% Convertible Senior Notes due 2027:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

          Section 1.01.   Definitions.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

          "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York City.

          "Capital Stock" for any entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

          "Certificated Securities" means securities that are in registered definitive form.

          "Closing Sale Price" of the Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported by The Nasdaq Global Market or, if the shares of Common Stock are not reported by The Nasdaq Global Market, in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Closing Sale Price will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If the Common Stock is not so quoted, the Closing Sale Price will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by the Company for this purpose.

          "Common Stock" shall mean the shares of common stock, no par value, of the Company.

          "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor.

          "Company Order" means a written request or order signed in the name of the Company by any two Officers.

          "Contingent Interest" means the interest amounts payable pursuant to Section 11.02.

          "Contingent Interest Trading Price" means, on any date of determination, the average of the secondary market bid quotations per Security obtained by the Trustee for $5,000,000 aggregate principal amount of the Securities at approximately 3:30 p.m., New York City time, on the determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of such two bids shall be used and if only one such bid can reasonably be obtained by the Trustee, such one bid shall be used; provided further that if no bids are received or, in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the Contingent Interest Trading Price per $1,000 principal amount of Securities on such date of determination will be (a) the Conversion Rate of the Securities multiplied by (b) the Closing Sale Price on such determination date.

          "Continuing Director" means a director who either was a member of the Company's Board of Directors on the date hereof or who becomes a member of the Company's Board of Directors subsequent to that date and whose appointment, election or nomination for election by the Company's shareholders is duly approved by a majority of the Continuing Directors on the Company's Board of Directors at the time of such approval, either by specific vote or by approval of the proxy statement issued by the Company on behalf of the Board of Directors in which such individual is named as nominee for director.

          "Corporate Trust Office" means the corporate trust office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located at The Bank of New York Trust Company, N.A., 2 North LaSalle, Suite 1020, Chicago, IL, 60602, Attention: Global Corporate Trust, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee at which such trust shall be administered (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Ex-Dividend Date" means the first date upon which a sale of the Common Stock does not automatically transfer the right to receive a distribution that is payable by the Company to holders of Common Stock from the seller of the Common Stock to its buyer.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect and, to the extent optional, adopted by the Company, on the date of this Indenture, consistently applied.

          "Global Security" means a permanent Global Security that is in the form of the Security attached hereto as Exhibit A, and that is deposited with the Depositary or its custodian and registered in the name of the Depositary.

          "Holder" or "Holders" means a Person or Persons in whose name a Security is registered on the Registrar's books.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

          "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

          "Liquidated Damages" means "Liquidated Damages" as specified in the Registration Rights Agreement.

          "Market Disruption Event" means the occurrence or existence for more than one half-hour period in the aggregate on any scheduled Trading Day for shares of Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by The Nasdaq Global Market or otherwise) in shares of Common Stock or in any options, contracts or future contracts relating to shares of Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

          "Officer" means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

          "Officers' Certificate" means a written certificate containing the information specified in Sections 12.04 and 12.05, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.03 shall be signed by a financial or accounting Officer of the Company but need not contain the information specified in Sections 12.04 and 12.05.

          "Opinion of Counsel" means a written opinion containing the information specified in Sections 12.04 and 12.05 from legal counsel. The counsel may be an employee of, or counsel to, the Company.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

          "Redemption Date" means the date specified in a notice of redemption on which the Securities may be redeemed in accordance with the terms of the Securities and this Indenture.

          "Reference Dividend" means aggregated quarterly cash dividends on the Common Stock in the amount of $0.05 per share of Common Stock in respect of any fiscal quarter (without regard to the actual quarterly period in which paid), subject to adjustment in accordance with Section 10.09.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of May 30, 2007, among the Company and Banc of America Securities LLC and Bear, Stearns & Co. Inc. as representatives of the initial purchasers of the Securities.

          "Restricted Security" means a Security required to bear the Restrictive Legend set forth in the Form of Security attached hereto as Exhibit A.

          "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

          "SEC" means the Securities and Exchange Commission.

          "Securities" means any of the Company's 3.375% Convertible Senior Notes due 2027, as amended or supplemented from time to time, issued under this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC.

          "Stated Maturity," when used with respect to any Security, means May 15, 2027.

          "Subsidiary" means a Person more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company.

          "Termination of Trading" means the Common Stock (or other common stock into which the Securities are then convertible) is not listed for trading on a U.S. national or regional securities exchange.

          "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

          "Trading Day" means any day on which (i) there is no Market Disruption Event and (ii) The Nasdaq Global Market, or if the Common Stock is not listed on The Nasdaq Global Market, the principal U.S. national securities exchange on which the Common Stock is listed, admitted for trading or quoted, is open for trading or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day; provided, however, that a "Trading Day" only includes those days that have a scheduled closing time of 4:00 p.m. (New York City Time) or the then-standard closing time for regular trading on the relevant exchange or trading system.

          "Trading Price" of the Securities on any date of determination means the average of the secondary market bid quotations per Security obtained by the Trustee for $5,000,000 aggregate principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company, provided that if (i) three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and (ii) if only one such bid can reasonably be obtained by the Trustee, such bid shall be used; provided further that if no bids are received, then for purposes of determining whether the condition set forth in Section 10.01(a)(ii) is satisfied, the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate of the Securities on such date.

          "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

          "Trust Officer" means any officer within the Corporate Trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          "Wholly Owned Subsidiary" means, at any time, a Subsidiary all the Voting Stock of which (except directors' qualifying shares and investments by foreign nationals mandated by applicable law) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

          Section 1.02.   Other Definitions.

Term Section	Defined in:
"Act"	1.05
"Additional Shares"	10.20
"Agent Members"	2.12(f)
"Bankruptcy Law"	6.01
"beneficial owner"	3.08(a)
"cash"	3.07(a)
"Cash Settlement Averaging Period"	10.02
"Code"	2.14
"Common Stock Restrictive Legend"	10.21
"Company Notice"	3.07(b)
"Company Notice Date"	3.07(b)
"Conversion Agent"	2.03
"Conversion Date"	10.03
"Conversion Price"	10.02(a)
"Conversion Rate"	10.02(a)
"Custodian"	6.01
"Daily Conversion Value"	10.02
"Daily Measurement Value"	10.02
"Daily Settlement Amount"	10.02
"Defaulted Interest"	11.06
"Depositary"	2.01(a)
"DTC"	2.01(a)
"Event of Default"	6.01
"Fundamental Change"	3.08
"Fundamental Change Effective Date"	10.20
"Fundamental Change Notice"	3.08(b)
"Fundamental Change Notice Date"	3.08(b)
"Fundamental Change Repurchase Date"	3.08(a)
"Fundamental Change Repurchase Notice"	3.08(c)
"Fundamental Change Repurchase Price"	3.08(a)
"Interest Payment Date"	11.01(a)
"Interest Period"	11.02
"Legal Holiday"	12.08
"Listed Common Equity"	10.20
"Measurement Period"	11.02
"Paying Agent"	2.03
"Physical Settlement Election"	10.02(d)
"QIB"	2.01(a)
"Record Date"	11.01(a)
"Redemption Price"	3.01
"Registrar"	2.03
"Repurchase Date"	3.07(a)
"Repurchase Notice"	3.07(a)(i)

Term Section	Defined in:
"Repurchase Price"	3.07(a)
"Restrictive Legend"	2.06(f)
"Rule 144A Information"	4.07
"Settlement Amount"	10.02(b)
"Share Price"	10.20
"Spin-Off"	10.08

          Section 1.03.   Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. All TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          Section 1.04.   Rules of Construction.

          (1)          a term has the meaning assigned to it;

          (2)          an accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with GAAP;

          (3)          "or" is not exclusive;

          (4)          "including" means including, without limitation;

          (5)          words in the singular include the plural, and words in the plural include the singular;

          (6)          all references to $, dollars, cash payments or money refer to United States currency; and

          (7)          all references to payments of interest on the Securities shall include Contingent Interest and Additional Amounts, if any, and Liquidated Damages, if any, payable in accordance with the terms of the Registration Rights Agreement.

          Section 1.05.   Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (a)          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (b)          The ownership of Securities shall be proved by the register for the Securities.

          (c)          Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Conversion Agent in reliance thereon, whether or not notation of such action is made upon such Security.

          (d)          If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a board resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2

THE SECURITIES

          Section 2.01.   Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form set forth in the Form of Security attached hereto as Exhibit A, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. Except as otherwise expressly permitted in this Indenture, all Securities shall be identical in all respects. Notwithstanding any differences among them, all Securities issued under this Indenture shall vote and consent together on all matters as one class.

          (a)          Global Securities. Securities offered and sold to qualified institutional buyers as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Securities, which shall be deposited with or on behalf of The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC (Cede & Co., DTC, or any successors thereto being hereinafter referred to as the "Depositary"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

          (b)          Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions.

          Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

          (c)          Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall bear a legend substantially to the effect of the global note legend set forth in the Form of Security attached hereto as Exhibit A.

          Section 2.02.   Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer. The signature of an Officer on the Securities may be manual or by facsimile.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          At any time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been duly authenticated under this Indenture.

          The Securities shall originally be issued only in fully registered form without interest coupons and only in denominations of $1,000 of principal amount and any integral multiple thereof.

          The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of $110,000,000, upon one or more Company Orders without any further action by the Company. The aggregate principal amount of the Securities due at the Stated Maturity thereof outstanding at any time may not exceed the amount set forth in the foregoing sentence.

          The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as the Registrar, Paying Agent or Conversion Agent to deal with the Company or an Affiliate of the Company.

          Section 2.03.   Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for repurchase, redemption or payment ("Paying Agent"), an office or agency where Securities may be presented for conversion ("Conversion Agent") and an office or agency where notices to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer, exchange, repurchase, redemption and conversion. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Registrar, Paying Agent, Conversion Agent or co-registrar.

          The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the Borough of Manhattan, New York City, to be such office or agency of the Company for the aforesaid purposes.

          Section 2.04.   Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to each due date of payment in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Common Stock or, as permitted by this Indenture, a combination thereof, sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust. If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          Section 2.05.   Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06.   Transfer and Exchange. (a) Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder's attorney-in-fact duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Holder requesting such transfer or exchange.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Repurchase Notice or Fundamental Change Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be repurchased in part, the portion thereof not to be repurchased).

          (b)          Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Security shall be limited to transfers of such Global Security to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

          (c)          Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

          (d)          Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

          (e)          No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

          (f)          Except as set forth in the following sentence, Securities that are issued upon the transfer, exchange or replacement of Restricted Securities shall bear the restrictive legend set forth in the Form of Security attached hereto as Exhibit A (the "Restrictive Legend") and be subject to the restrictions on transfer set forth therein. If any Restricted Securities are tendered for transfer, exchange or replacement or a request is made to remove the Restrictive Legend on a Security, the Securities issued upon such transfer, exchange or replacement shall bear the Restrictive Legend, or the Restrictive Legend shall not be removed, as the case may be, unless (i) there is delivered to the Company and the Registrar such satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Restrictive Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted securities" within the meaning of Rule 144 under the Securities Act or (ii) the Company notifies the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of such sale pursuant to an effective registration statement, the Trustee, upon receipt of a Company Order, shall authenticate and deliver a Security that does not bear the Restrictive Legend. If the

Restrictive Legend is removed from the face of a Security and the Security is subsequently held by the Company or an Affiliate of the Company, the Restrictive Legend shall be reinstated.

          Section 2.07.   Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or stolen, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be repurchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or repurchase such Security in cash in an amount equal to its principal amount plus any accrued and unpaid interest thereon.

          Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section 2.07 in exchange for any mutilated Security, or in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          Section 2.08.   Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Securities owned by the Company or any obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, on the Business Day following a Repurchase Date or a Fundamental Change Repurchase Date, or on Stated Maturity, money sufficient to pay Securities payable on that date, then on and after such Redemption Date or Stated Maturity, or on and after the Business Day following the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, such Securities shall cease to be outstanding and interest, if any (including Contingent Interest, Liquidated Damages and Additional Amounts, if any), on such Securities shall cease to accrue and such Securities shall cease to be convertible; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

          If a Security is converted in accordance with Article 10, then on and after the Conversion Date, such Security shall cease to be outstanding and interest, if any (including Contingent Interest, Liquidated Damages and Additional Amounts, if any), shall cease to accrue on such Security.

          Section 2.09.   Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

          Section 2.10.   Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, conversion or cancellation and shall dispose of such cancelled Securities in its customary manner. The Company may not issue new Securities to replace Securities it has redeemed, repurchased, paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10.

          Section 2.11.   Persons Deemed Owners. Prior to due presentment of an outstanding Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of such Security or the payment of any Redemption Price, Repurchase Price or Fundamental Change Repurchase Price in respect thereof, and interest thereon (including Contingent Interest, Liquidated Damages and Additional Amounts, if any), for the purpose of conversion thereof and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          Section 2.12.   Global Securities. (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i), (B) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.06 and Section 2.12(a)(iii) below, and (C) transfers of a Certificated Security shall comply with Section 2.06 and 2.12(a)(iv)and (v) below.

          (i)          Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof; provided that this clause (i) shall not prohibit any issuance of a Certificated Security in exchange for a Global Security pursuant to clause (iii) below. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a).

          (ii)          Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. Owners of beneficial interests in a Global Security will not be entitled to have Securities represented by that Global Security registered in their names, will not receive or be entitled to receive physical delivery of Certificated Securities, except as provided below, and will not be considered the owners or holders thereof under this Indenture or under the Securities for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee.

          (iii)          A beneficial interest in a Global Security may not be exchanged for a Certificated Security except:

          (A)          Certificated Securities shall be issued to all owners of beneficial interests in a Global Security in exchange for such interests if:

          1)          DTC notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as Depositary, and in each case a successor Depositary is not appointed by the Company within 90 days of such notice;

          2)          the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that the book-entry system through DTC shall be discontinued; or

          3)          an Event of Default has occurred and is continuing with respect to the Securities.

          In connection with the exchange of one or more entire Global Securities for Certificated Securities pursuant to this subsection (ii), such Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Certificated Securities of authorized denominations.

          (B)          The owner of a beneficial interest in a Global Security will be entitled to receive a Certificated Security in exchange for such interest if an Event of Default has occurred and is continuing.

          Upon receipt by the Registrar of instructions from the Holder of a Global Security directing the Registrar to (x) issue one or more Certificated Securities in authorized denominations and the amounts specified to the owner of a beneficial interest in such Global Security and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Security, subject to the rules and procedures of DTC:

          1)          the Registrar shall notify the Company and the Trustee of such instructions, identifying the owner and amount of such beneficial interest in such Global Security;

          2)          the Company shall promptly execute and, upon Company Order, the Trustee shall authenticate and deliver to such beneficial owner Certificated Security(ies) in authorized denominations and an equivalent amount to such beneficial interest in such Global Security; and

          3)          the Registrar shall decrease such Global Security by such amount in accordance with the foregoing.

          (iv)          Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

          (x)          to register the transfer of such Certificated Securities; or

          (z)          to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

          (1)          shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (2)          so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

          (A)          if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

          (B)          if such Certificated Securities are being transferred to the Company or its Subsidiary, a certification to that effect; or

          (C)          if such Certificated Securities are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in the Form of Security attached hereto as Exhibit A, if applicable) and (ii) if the Company so requests, an Opinion of Counsel in form and substance reasonably satisfactory to it or other evidence in form and substance reasonably satisfactory to it as to the compliance with the restrictions set forth in the Restrictive Legend.

          (v)          Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

          Subject to the occurrence of the circumstances specified in Section 2.12(a)(iii) above, upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(I)          so long as the Securities are Restricted Securities, certification, in the form set forth in the Form of Security attached hereto as Exhibit A, that such Certificated Security is being transferred to a QIB in accordance with Rule 144A; and

(II)          written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security in authorized denominations and equal to the principal amount of the Certificated Security so cancelled.

          (b)          Subject to Section 2.06(f), every Restricted Security, including beneficial interests in a Global Security, shall be subject to the restrictions on transfer provided in the Restrictive Legend, including the delivery of an Opinion of Counsel, if so required. Whenever any Certificated Security that is a Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Restricted Security must be accompanied by a certificate in substantially the form set forth in the Form of Security attached hereto as Exhibit A, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

          (c)          The restrictions imposed by the Restrictive Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). The Holder of any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may request, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Indenture, the removal of such Restrictive Legend in accordance with the provisions of Section 2.06(f). The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

          (d)          As used in Sections 2.12 (b) and (c), the term "transfer" encompasses any sale, pledge, transfer, loan, hypothecation, or other disposition of any Security.

          (e)          The provisions of clauses (i), (ii) and (iii) below shall apply only to Global Securities:

          (i)          Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

          (ii)          Subject to the provisions of Section 2.12(f) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (iii)          In the event of the occurrence of any of the events specified in Section 2.12(a)(iii), above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

          (f)          Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes under this Indenture and under the Securities. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security. The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

          Section 2.13.   CUSIP and ISIN Numbers. The Company in issuing the Securities may use "CUSIP" and "ISIN" numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP or ISIN number that appears on any Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in the event of any change in the CUSIP or ISIN numbers.

          Section 2.14.   Certain Tax Matters. The Trustee on behalf of the Holders agrees and each Holder and beneficial owner of the Securities, by acquiring or holding the Securities (or a beneficial interest therein) is deemed to have agreed (a) that for United States federal income tax purposes the Securities will be treated as indebtedness subject to the Treasury regulations governing contingent payment debt instruments, (b) that the Holders will report original issue discount and interest on the Securities in accordance with the Company's determination of both the "comparable yield" and the "projected payment schedule" and (c) to be bound by the Company's application of the Treasury regulations that govern contingent payment debt instruments. For this purpose, the "comparable yield" for the Securities is 8.25% per annum, compounded semi-annually, and the "projected payment schedule" will consist of the payments set forth in Exhibit C. In addition, the "comparable yield" and the "projected payment schedule" may be obtained by contacting the Company at the address set forth in Section 12.02. The Company shall file with the Trustee no later than the end of each calendar year, (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the United States Internal Revenue Code of 1986, as amended from time to time (the "Code").

          Section 2.15.   Liquidated Damages Under Registration Rights Agreement. The terms of the Registration Rights Agreement are hereby incorporated herein by reference and any Liquidated Damages payable pursuant to the terms of the Registration Rights Agreement are deemed to be interest for purposes of this Indenture.

          Section 2.16.   Ranking. The Securities will be senior, unsecured obligations of the Company and will rank equal in right of payment to all of the Company's existing and future unsecured and unsubordinated indebtedness.

          Section 2.17.   Company Determination Final. The Company will be responsible for making all calculations required under the Securities, unless otherwise set forth in this Indenture. Such calculations include, but are not limited to, determinations of the Closing Sale Price of the Common Stock, the Contingent Interest Trading Price or Trading Price of the Securities, the amount of accrued interest (including Contingent Interest, Liquidated Damages and Additional Amounts, if any) payable on the Securities and the Conversion Price of the Securities. The Company shall make all such calculations in good faith, and, absent manifest error, such calculations will be final and binding on Holders of Securities. The Company shall provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward such calculations to any Holder upon the request of such Holder.

ARTICLE 3

REDEMPTION AND REPURCHASES

          Section 3.01.   Company's Right to Redeem; Notices to Trustee. The Securities will not be subject to redemption prior to May 20, 2012. On or after May 20, 2012, the Company shall have the right to redeem the Securities in whole or in part, at any time or from time to time, for a cash Redemption Price equal to the percentage specified in the table below of the principal amount of the Securities to be redeemed, plus any accrued and unpaid interest (including Contingent Interest, Liquidated Damages and Additional Amounts, if any) thereon up to, but not including, the Redemption Date (the "Redemption Price"). If the Redemption Date is on a date that is after a Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay the related interest (including Contingent Interest, Liquidated Damages and Additional Amounts, if any) to the person to whom principal is payable.

Period Commencing	Redemption Price

May 20, 2012	100.96%
May 15, 2013	100.48%
May 15, 2014 and thereafter	100.00%

          The Company shall give each notice to the Trustee provided for in this Section 3.01 at least 60 days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

          Section 3.02.   Selection of Securities To Be Redeemed. If fewer than all outstanding Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis or by another method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000. Securities and portions of Securities the Trustee selects shall be in principal amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

          If the Trustee selects a portion of a Holder's Securities for partial redemption and such Holder converts a portion of the same Securities, the converted portion will be deemed first to be from the portion selected for redemption.

          Section 3.03.   Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company or the Trustee shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

          (a)          the Redemption Date;

          (b)          the Redemption Price;

          (c)          the Conversion Rate;

          (d)          the name and address of the Paying Agent and the Conversion Agent;

          (e)          that Securities called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date;

          (f)          that Holders who want to convert their Securities must satisfy all the requirements set forth herein and in the Securities;

          (g)          that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (h)          if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

          (i)          that, unless the Company defaults in making payment of such Redemption Price, interest, if any (including Contingent Interest, Liquidated Damages and Additional Amounts, if any), on Securities called for redemption will cease to accrue on and after the Redemption Date; and

          (j)          the CUSIP and ISIN number(s) of the Securities.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least three Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.03, provided further that, in all cases, the text of such notice of redemption shall be prepared by the Company.

          Section 3.04.   Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice of redemption except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice of redemption.

          Section 3.05.   Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 10. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

          Section 3.06.   Securities Redeemed in Part.

          (a)          In the event of any redemption in part, the Company will not be required to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before any selection of Securities for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Securities to be so redeemed or, register the transfer of or exchange any Security, so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          (b)          Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered, or in the case of a Global Security, the Company shall instruct the Registrar to decrease such Global Security by the principal amount of the redeemed portion of the Security surrendered.

          Section 3.07.   Repurchase of Securities by the Company at Option of the Holder. (a) General. Securities, in whole or in part (equal to $1,000 or a integral multiple thereof), shall be repurchased by the Company at the option of the Holder on May 15, 2014, May 15, 2017 and May 15, 2022 or the next Business Day following such date to the extent any such date is not a Business Day (each, a "Repurchase Date"), in U.S. legal tender ("cash") at 100% of the principal amount to be repurchased plus any accrued and unpaid interest, (including Contingent Interest, Liquidated Damages and Additional Amounts, if any), thereon up to, but not including, such Repurchase Date (the "Repurchase Price"). If a Repurchase Date is on a date that is after the Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay the related interest (including Contingent Interest, Liquidated Damages and Additional Amounts, if any) to the person to whom the principal is payable.

          No Securities may be repurchased by the Company at the option of Holders if there has occurred and is continuing an Event of Default with respect to the Securities, other than a default in the payment of the Repurchase Price with respect to the Securities. Repurchases of Securities hereunder shall be made, at the option of the Holder thereof, upon:

          (i)          delivery to the Paying Agent and the Company by the Holder of a written notice (or in the case of Global Securities, a notice delivered electronically or by other means in accordance with the Depositary's customary procedures) of repurchase (a "Repurchase Notice") during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Repurchase Date until the close of business on the second Business Day prior to such Repurchase Date stating:

          (A)          if the Securities are Certificated Securities the certificate number of the Security which the Holder will deliver to be repurchased, if any; if the Securities are not Certificated Securities, all information required to comply with all DTC procedures,

          (B)          the principal amount of the Security, or portion thereof, which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple thereof, and

          (C)          that such Security or portion thereof shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the applicable provisions of such Security and this Indenture, and

          (ii)          delivery of such Security to the Paying Agent at any time after delivery of the Repurchase Notice (together with all necessary endorsements and compliance by the Holder with all DTC procedures) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 3.07 only if the

Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice, as determined by the Company.

          The Company shall repurchase from the Holder thereof, pursuant to this Section 3.07, a portion of a Security, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

          Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.07 shall be consummated by the delivery to the Paying Agent of the consideration to be received by the Holder on the Business Day following the later of the Repurchase Date or the satisfaction of the foregoing conditions to such repurchase to be fulfilled by the Holder hereunder. If the Paying Agent holds money sufficient to pay the Repurchase Price of the Security on such Business Day in accordance with the terms of this Indenture, then, from and including the Repurchase Date, interest (including Contingent Interest, Liquidated Damages and Additional Amounts, if any) on such Security will cease to accrue and all other rights of the Holder shall terminate, other than the right to receive the Repurchase Price upon satisfaction of the foregoing conditions.

          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 3.07(a) shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the second Business Day prior to the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09. If the Repurchase Notice is withdrawn during such period, the Company will not be obligated to purchase the related Securities. The Paying Agent shall promptly notify the Company of the receipt by it of any written notice of withdrawal of a Repurchase Notice.

          (b)          Company Notice. At least 30 days but not more than 60 days before a Repurchase Date (the "Company Notice Date"), the Company or the Trustee shall mail a notice to Holders setting forth information specified in this Section 3.07(b) (the "Company Notice").

          Each Company Notice shall include a form of Repurchase Notice to be completed by a Holder and shall state:

          (i)          the Repurchase Price and the Conversion Rate;

          (ii)          the name and address of the Paying Agent and the Conversion Agent;

          (iii)          that Securities as to which a Repurchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article 10 hereof and the applicable provisions of the Securities if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (iv)          that Securities must be surrendered to the Paying Agent to collect payment;

          (v)          that the Repurchase Price for any Security as to which a Repurchase Notice has been given and not withdrawn will be paid on the Business Day following the later of the Repurchase Date and the Holder's satisfaction of all applicable conditions;

          (vi)          the procedures the Holder must follow to exercise its repurchase rights under this Section 3.07 and a brief description of such rights;

          (vii)          briefly, the conversion rights, if any, of the Securities;

          (viii)          the procedures for withdrawing a Repurchase Notice;

          (ix)          that, unless the Company defaults in making payment on Securities for which a Repurchase Notice has been submitted, interest, if any (including Contingent Interest, Liquidated Damages and Additional Amounts, if any), on such Securities will cease to accrue on and after the Repurchase Date; and

          (x)          the CUSIP and ISIN number(s) of the Securities.

          At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense, provided that the Company makes such request at least three Business Days prior to the date by which such Company Notice must be given to Holders in accordance with this Section 3.07; provided further that, in all cases, the text of such Company Notice shall be prepared by the Company.

          (c)          Procedure upon Repurchase. The Company shall deposit cash in respect of cash repurchases under this Section 3.07 at the time and in the manner as provided in Section 3.10, sufficient to pay the aggregate Repurchase Price of all Securities to be repurchased pursuant to this Section 3.07.

          Section 3.08.   Repurchase of Securities at Option of the Holder Upon a Fundamental Change.

          (a)          If a Fundamental Change occurs prior to May 15, 2014, outstanding Securities shall be repurchased by the Company in whole or in part (equal to $1,000 or an integral multiple thereof), at the option of the Holder thereof, in cash, at the Repurchase Price on the Fundamental Change Repurchase Date (the "Fundamental Change Repurchase Price"), as of the date that is no earlier than 20 Business Days and no later than 30 Business Days after the date of the Fundamental Change Notice delivered by the Company (the "Fundamental Change Repurchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.08(c). If the Fundamental Change Repurchase Date is on a date that is after a Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay the related interest (including Contingent Interest, Liquidated Damages and Additional Amounts, if any) to the person to whom principal is payable. No Securities may be repurchased by the Company at the option of Holders upon a Fundamental Change if there has occurred and is continuing an Event of Default with respect to the Securities, other than a default in payment of the Fundamental Change Repurchase Price with respect to the Securities.

          A "Fundamental Change" shall be deemed to have occurred at such time after the Securities are originally issued that any of the following events shall occur:

          (i)          a "person" or "group" (each within the meaning of Section 13(d)(3) of the Exchange Act) files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of shares of Common Stock representing more than 50% of the total voting power in the aggregate of classes of the Company's Capital Stock entitled to vote generally in the election of directors; or

          (ii)          the first day on which a majority of the members of the Board of Directors does not consist of Continuing Directors; or

          (iii)          a consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company's assets to another Person, other than:

          (A)          any transaction

(y)          that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company's Capital Stock; and

(z)          pursuant to which holders of the Company's Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in election of directors of the continuing or surviving or successor Person immediately after giving effect to such issuance; or

          (B)          any consolidation, merger, share exchange, conveyance, transfer, sale, lease or other disposition of assets or similar transaction solely for the purpose of changing the Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding Common Stock, if at all, solely into common stock, ordinary shares, American Depositary Shares or depositary receipts or other certificates representing common equity interests of the surviving entity or a direct or indirect parent of the surviving corporation; or

          (C)          any consolidation or merger with or into any of the Company's Subsidiaries, so long as such merger or consolidation is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with any other Person; or

          (iv)          a Termination of Trading.

          Notwithstanding the foregoing provisions of this Section 3.08, a Holder will not have the right to require the Company to repurchase its Securities upon a Fundamental Change described in clause (iii) of the definition of such term if more than 90% of the consideration in the transaction or transactions consists of Listed Common Equity immediately following the relevant transaction or transactions, and, as a result of the transaction or transactions, the Securities become convertible into that Listed Common Equity (including any rights attached thereto).

          If the Company desires the Trustee to give the Fundamental Change Notice required by Section 3.08(b), at least three Business Days before the Fundamental Change Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying the information required by Section 3.08(b).

          (b)          Within 15 days after the occurrence of a Fundamental Change, the Company (or the Trustee, as applicable) shall mail a written notice of the Fundamental Change (the "Fundamental Change Notice," the date of such mailing, the "Fundamental Change Notice Date") by first-class mail to the Trustee and to each Holder. Simultaneously with providing such notice, the Company will issue a press release and publish the information on its website. The Fundamental Change Notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Holder and shall state:

          (i)          briefly, the nature of the Fundamental Change and the date of such Fundamental Change;

          (ii)          the date by which the Fundamental Change Repurchase Notice pursuant to Section 3.08(c) must be given;

          (iii)          the Fundamental Change Repurchase Date;

          (iv)          the Fundamental Change Repurchase Price;

          (v)          the name and address of the Paying Agent and the Conversion Agent;

          (vi)          the Conversion Rate and any adjustments thereto;

          (vii)          that the Securities as to which a Fundamental Change Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 10 hereof only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (viii)          that the Securities must be surrendered to the Paying Agent to collect payment;

          (ix)          that the Fundamental Change Repurchase Price for any Security as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn will be paid on the Business Day following the later of the Fundamental Change Repurchase Date and the Holder's satisfaction of all applicable conditions;

          (x)          briefly, the procedures the Holder must follow to exercise rights under this Section 3.08;

          (xi)          briefly, the conversion rights, if any, of the Securities;

          (xii)          the procedures for withdrawing a Fundamental Change Repurchase Notice;

          (xiii)          that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price, interest, if any, on Securities surrendered for repurchase by the Company will cease to accrue on and after the Fundamental Change Repurchase Date; and

          (xiv)          the CUSIP and ISIN number(s) of the Securities.

          At the Company's request, the Trustee shall give such Fundamental Change Notice in the Company's name and at the Company's expense, provided that the Company makes such request at least three Business Days prior to the date by which such Fundamental Change Notice must be given to Holders in accordance with this Section 3.08; provided further that, in all cases, the text of such Fundamental Change Notice shall be prepared by the Company.

          (c)          A Holder may exercise its rights specified in Section 3.08(a) upon delivery of a written notice of repurchase (a "Fundamental Change Repurchase Notice") to the Paying Agent at any time on or prior to the close of business on the second Business Day prior to Fundamental Change Repurchase Date, stating:

          (i)          If the Securities are Certificated Securities, the certificate number of the Security which the Holder will deliver to be repurchased; if the Securities are not Certificated Securities, all information required to comply with all DTC procedures;

          (ii)          the principal amount of the Security, or portion thereof, which the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof; and

          (iii)          that such Security shall be repurchased pursuant to the terms and conditions specified in the applicable provisions of such Security and this Indenture.

The delivery of such Security to the Paying Agent with the Fundamental Change Repurchase Notice (together with all necessary endorsements and compliance by the Holder with all DTC procedures) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all material respects to the description thereof set forth in the related Fundamental Change Repurchase Notice.

          The Company shall repurchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

          Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder on the Business Day following the later of the Fundamental Change Repurchase Date or the satisfaction of the foregoing conditions to such repurchase to be fulfilled by the Holder hereunder. If the Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price of the Securities which Holders have elected to require the Company to repurchase on such Business Day in accordance with the terms of this Indenture, then, from and including the Fundamental Change Repurchase Date, those Securities will cease to be outstanding and interest (including Contingent Interest, Liquidated Damages and Additional Amounts, if any) on the Securities will cease to accrue and all other rights of the Holders shall terminate, other than the right to receive the Fundamental Change Repurchase Price upon satisfaction of the foregoing conditions.

          (d)          Procedure upon Repurchase. The Company shall deposit cash, at the time and in the manner as provided in Section 3.10, sufficient to pay the aggregate Fundamental Change Repurchase Price of all Securities to be repurchased pursuant to this Section 3.08.

          Section 3.09.   Effect of Repurchase Notice or Fundamental Change Repurchase Notice. Upon receipt by the Paying Agent of the Repurchase Notice or Fundamental Change Repurchase Notice specified in Section 3.07(a) or Section 3.08(c), as applicable, the Holder of the Security in respect of which such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, was given shall (unless such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, with respect to such Security. Such Repurchase Price or Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (i) the Business Day following the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.07(a) or Section 3.08(c), as applicable, have been satisfied) and (ii) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.07(a) or Section 3.08(c), as applicable. Securities in respect of which a Repurchase Notice or Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Repurchase Notice or Fundamental Change Repurchase Notice unless such Repurchase Notice or Fundamental Change Repurchase Notice has first been validly withdrawn as specified in the following paragraph.

          A Repurchase Notice or Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, at any time prior to the close of business on the second Business Day prior to the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, specifying:

          (a)          If the Securities are Certificated Securities, the certificate number of the Security in respect of which such notice of withdrawal is being submitted; if the Securities are not Certificated Securities, all information required to comply with all DTC procedures;

          (b)          the principal amount of the Security, or portion thereof, with respect to which such notice of withdrawal is being submitted; and

          (c)          the principal amount, if any, of such Security which remains subject to the original Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, and which has been or will be delivered for repurchase by the Company.

          Section 3.10.   Deposit of Repurchase Price or Fundamental Change Repurchase Price. Prior to 10:00 a.m. New York City time on the Business Day following the later of the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, and the Holder's satisfaction of all applicable conditions specified in Section 3.07 or 3.08, as applicable, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate Repurchase Price or Fundamental Change Repurchase Price, as the case may be, of all the Securities or portions thereof which are to be repurchased in respect of such Repurchase Date or Fundamental Change Repurchase Date, as the case may be.

          Section 3.11.   Securities Repurchased in Part. Any Certificated Security which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not repurchased, or in the case of a Global Security, the Company shall instruct the Registrar to decrease such Global Security by the principal amount of the repurchased portion of the Security surrendered.

          Section 3.12.   Covenant to Comply with Securities Laws Upon Repurchase of Securities. When complying with the provisions of Section 3.07 or 3.08 hereof (provided that such offer or repurchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall, to the extent applicable, (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act and comply with any other tender offer rules under the Exchange Act that may then be applicable, (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (c) otherwise comply with any applicable Federal and state securities laws so as to permit the rights and obligations under Sections 3.07 and 3.08 to be exercised in the time and in the manner specified in Sections 3.07 and 3.08.

          Section 3.13.   Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash held by the Trustee or the Paying Agent, as applicable, for the payment of the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, that remains unclaimed by the Holders for a period of two years; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 exceeds the aggregate Repurchase Price or Fundamental Change Repurchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to repurchase as of the Business Day following the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, the Trustee shall return any such excess to the Company.

ARTICLE 4

COVENANTS

          Section 4.01.   Payments. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts of cash or shares of Common Stock to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 10:00 a.m. New York City time by the Company on the required date. The Company shall make payments in respect of Certificated Securities by check mailed to a Holder's registered address (unless otherwise agreed with the Holder thereof) and shall make payments in respect of Global Securities by wire transfer. Subject to the applicable provisions of Sections 3.01, 3.07 and 3.08, the Company shall make any required interest payments (including payments of Contingent Interest, Liquidated Damages and Additional Amounts, if any) to the Person in whose name each Security is registered at the close of business on the Record Date for such interest payment (including payments of Contingent Interest, Liquidated Damages and Additional Amounts, if any). Principal amount, accrued interest, if any (including Contingent Interest, Liquidated Damages and Additional Amounts, if any), Redemption Price, Repurchase Price and Fundamental Change Repurchase Price, shall be considered paid on the applicable date due if on such date (in the case of a Repurchase Price or Fundamental Change Repurchase Price, on the Business Day following the later of the applicable Repurchase Date or Fundamental Change Repurchase Date, as the case may be, and the Holders' satisfaction of all applicable conditions under Section 3.07 or 3.08, as applicable) the Trustee or the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due.

          Section 4.02.   SEC and Other Reports. The Company shall file with the Trustee, within 15 days after it files annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates).

          Section 4.03.   Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder). If the Company shall be in default, the Company shall specify all such defaults and the nature and status thereof of which such signers may have knowledge.

          Section 4.04.   Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

          Section 4.05.   Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of The Bank of New York, at 101 Barclay Street, New York, NY, 10286 (Attention: Trust Services Window) shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with any such address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, City of New York, for such purposes.

          Section 4.06.   Notification of Contingent Interest. The Company shall notify the Trustee upon the occurrence of any payment of Contingent Interest as contemplated by Section 11.04. Unless and until the Trustee receives such notice, the Trustee may assume without inquiry that no Contingent Interest is payable.

          Section 4.07.   Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such Security, until such time as the same are no longer "restricted securities" within the meaning of Rule 144 under the Securities Act. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a

Person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

ARTICLE 5

SUCCESSOR CORPORATION

          Section 5.01.   When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other Person, convey, transfer, sell or lease all or substantially all of its assets to any Person, or permit any Person to consolidate with or merge into the Company, unless:

          (a)          Either the Company is the continuing corporation or the resulting, surviving or transferee Person will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (unless such corporation has (1) agreed to make all payments due in respect of the Securities without withholding or deduction for, or on account of, any taxes, duties, assessments or other governmental charges (except those imposed by the United States or any political subdivision or taxing authority thereof or therein) unless required by applicable law, in which case such corporation shall have agreed to pay such additional amounts as shall be required so that the net amounts received and retained by the Holders of such Securities after payment of all taxes (including withholding taxes), duties, assessments or other governmental charges will be equal to the amounts that such holders would have received and retained had no such taxes (including withholding taxes), duties, assessments or other governmental charges been imposed, (2) irrevocably and unconditionally consented and submitted to the jurisdiction of any United States federal court or New York state court, in each case located in the Borough of Manhattan, New York City, in respect of any action, suit or proceeding against it arising out of or in connection with the Securities and this Indenture and irrevocably and unconditionally waived, to the fullest extent permitted by law, any objection to the laying of venue in any such court or that any such action, suit or proceeding has been brought in an inconvenient forum and (3) irrevocably appointed an agent in New York City for service of process in any action, suit or proceeding referred to in clause (2) above) and will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the Company's obligations under the Securities and this Indenture;

          (b)          if as a result of such transaction the Securities become exchangeable into common stock or other equity securities issued by a third party, such third party assumes or fully and unconditionally guarantees all obligations under the Securities and this Indenture;

          (c)          immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the successor Person, if other than the Company, as a result of such transaction as having been incurred by the successor Person at the time of such transaction), no Event of Default, and no Default shall have occurred and be continuing; and

          (d)          the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

          The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, except in the case of a lease of all or substantially all of the Company's assets, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

ARTICLE 6

DEFAULTS AND REMEDIES

          Section 6.01.   Events of Default. Each of the following events shall be an "Event of Default":

          (i)          the Company defaults in any payment of interest due and payable on the Securities (including Contingent Interest, Liquidated Damages and Additional Amounts, if any), and such Default continues for a period of 30 days past the applicable due date;

          (ii)          the Company defaults in the payment of all or any part of the principal amount, Redemption Price, Repurchase Price or Fundamental Change Repurchase Price when the same becomes due and payable at its Stated Maturity, upon redemption, upon repurchase at the option of a Holder, upon a Fundamental Change or any other Repurchase Date, or otherwise;

          (iii)          the Company fails to provide a Fundamental Change Notice as required in Section 3.08(b);

          (iv)          the Company defaults in its obligation to deliver when due the Settlement Amount upon conversion of the Securities, together with cash in lieu thereof in respect of any fractional shares, required to be delivered upon conversion of the Securities;

          (v)          the Company fails to perform or observe any covenant in the Securities or in this Indenture (other than a failure that is the subject of the foregoing clauses (i) or (ii)) for 30 days after receipt by the Company of a notice of default from the Trustee or after receipt by the Company and the Trustee of a notice of default from the Holders of at least 25% in principal amount of the outstanding Securities;

          (vi)          a failure to pay when due at maturity or a Default that results in the acceleration of any indebtedness for borrowed money of the Company or its Subsidiaries in an aggregate amount of $5,000,000 or more;

          (vii)          the failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5,000,000, which judgments are not paid, discharged or stayed for a period of 60 days from the dates such judgments are entered; and

          (viii)          the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

          (A)          commences a voluntary case;

          (B)          consents to the entry of an order for relief against it in an involuntary case;

          (C)          consents to the appointment of a Custodian of it or for any substantial part of its property; or

          (D)          makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency; or

          (ix)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A)          is for relief against the Company or any of its Significant Subsidiaries in an involuntary case;

          (B)          appoints a Custodian of the Company or any of its Subsidiaries or for any substantial part of its property;

          (C)          orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

          (D)          grants any similar relief under any foreign laws and in each such case the order or decree remains unstayed and in effect for 60 days.

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal, state or non-U.S. law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default and any Default, its status and what action the Company is taking or proposes to take with respect thereto.

          Section 6.02.   Acceleration. Except as provided in Section 11.05, if an Event of Default (other than an Event of Default specified in Sections 6.01(viii) or 6.01(ix) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the principal amount of Securities outstanding plus accrued and unpaid interest, if any (including Contingent Interest, Liquidated Damages and Additional Amounts, if any), on all the outstanding Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Sections 6.01(viii) or 6.01(ix) with respect to the Company occurs and is continuing, the principal amount of Securities outstanding plus accrued and unpaid interest, if any (including Contingent Interest, Liquidated Damages and Additional Amounts, if any), on all the Securities shall, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding by notice to the Trustee and the Company and without notice to any other Holder may rescind any declaration of acceleration if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount plus accrued and unpaid interest, if any (including Contingent Interest, Liquidated Damages and Additional Amounts, if any), that have become due solely as a result of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          Section 6.03.   Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount plus accrued and unpaid interest, if any (including Contingent Interest, Liquidated Damages and Additional Amounts, if any), on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          Section 6.04.   Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding by notice to the Trustee and without notice to any other Holder may waive any past Default and its consequences except (a) an Event of Default described in Sections 6.01(i) and 6.01(ii), (b) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder, (c) a Default which constitutes a failure to convert any Security in accordance with the terms of Article 10 or (d) a Default arising from the Company's failure to repurchase any Securities when required in accordance with Sections 3.07 and 3.08. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          Section 6.05.   Control by Majority. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would potentially involve the Trustee in personal liability. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to the Trustee in its sole discretion against all losses and expenses caused by taking or not taking such action.

          Section 6.06.   Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities, except in the case of a Default due to the non-payment of principal or interest (including Contingent Interest, Liquidated Damages and Additional Amounts, if any), a failure to deliver the Settlement Amount upon conversion of the Securities, a Default arising from the Company's failure to repurchase any Securities when required pursuant to the terms of this Indenture or a Default in respect of any covenant that cannot be amended without the consent of each Holder affected unless:

          (a)          such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

          (b)          the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request, and such Holder or Holders shall have offered indemnity satisfactory to the Trustee to pursue such remedy;

          (c)          the Trustee has not received from the Holders of a majority in aggregate principal amount of the Securities at the time outstanding a direction inconsistent with such request; and

          (d)          the Trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

          A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

          Section 6.07.   Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, Redemption Price, Repurchase Price, Fundamental Change Repurchase Price or interest, if any (including Contingent Interest, Liquidated Damages and Additional Amounts, if any), in respect of the Securities held by such Holder, on or after the respective due dates expressed in such Holder's Securities or any Redemption Date, Repurchase Date or Fundamental Change Repurchase Date, and to convert the Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected without the consent of such Holder.

          Section 6.08.   Collection Suit by Trustee. If an Event of Default specified in Section 6.01(i) or 6.01(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing

(together with interest on any unpaid interest, including Contingent Interest, Liquidated Damages and Additional Amounts, to the extent lawful) and the amounts provided for in Section 7.07.

          Section 6.09.   Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

          Section 6.10.   Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to Holders for amounts due and unpaid on the Securities for the principal amount, Redemption Price, Repurchase Price, Fundamental Change Repurchase Price or interest, if any (including Contingent Interest, Liquidated Damages and Additional Amounts, if any), as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

          THIRD: the balance, if any, to the Company.

          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

          Section 6.11.   Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding.

          Section 6.12.   Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

          Section 7.01.   Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b)          Except during the continuance of an Event of Default:

          (i)          the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii)          in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

          (c)          The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misconduct, except that:

          (i)          this paragraph does not limit the effect of Section 7.01(b);

          (ii)          the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d)          Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01 (a), (b) and (c).

          (e)          The Trustee shall not be liable for interest on any money received by it.

          (f)          Cash or Common Stock held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g)          No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

          (h)          Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA and the provisions of this Article 7 shall apply to the Trustee in its role as Registrar and Paying Agent.

          (i)          The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (i) a Trust Officer of the Trustee has received written notice thereof from the Company or any Holder referencing the Indenture and the Securities and stating that such notice is a notice of default or (ii) a Trust Officer shall have actual knowledge thereof.

          Section 7.02.   Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

          (b)          Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c)          The Trustee may act through agents, attorneys or custodians and shall not be responsible for the misconduct or negligence of any agent, attorney or custodian appointed with due care.

          (d)          The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers unless the Trustee's conduct constitutes bad faith, willful misconduct or negligence.

          (e)          The Trustee may consult with counsel of its own selection, and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f)          The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

          (g)          The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (h)          The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

          (i)          The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any Person authorized to sign an Officers' Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

          (j)          In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

          Section 7.03.   Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          Section 7.04.   Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

          Section 7.05.   Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default described in Section 6.01(i) or 6.01(ii), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders. The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Trust Officer of the Trustee has received written notice of such Default.

          Section 7.06.   Reports by Trustee to Holders. As promptly as practicable after each December 31 beginning with December 31, 2007, and in any event prior to March 31 in each year thereafter, the Trustee shall mail to each Holder a brief report dated as of December 31 each year that complies with TIA Section 313(a), if and to the extent required by such subsection. The Trustee shall also comply with TIA Section 313(b).

          The Company agrees to notify promptly the Trustee if and when the Securities become listed on any stock exchange and of any delisting thereof.

          Section 7.07.   Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon from time to time in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall fully indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys' fees and expenses) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company of any claim for which it may seek indemnity of which a Trust Officer has actually received written notice shall not relieve the Company of its obligations hereunder except to the extent such failure shall have materially prejudiced the Company. The Company shall defend the claim and the Trustee shall cooperate in the defense. If the Trustee is advised by counsel in writing that it may have available to it defenses which are in conflict with the defenses available to the Company, then the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability, claim, damage or expense incurred by the Trustee through the Trustee's own bad faith, willful misconduct or negligence. The Company need not pay for any settlement made by the Trustee without the Company's consent. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest (including Contingent Interest, Liquidated Damages and Additional Amounts, if any) on particular Securities.

          The Company's obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(viii) or 6.01(ix) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          Section 7.08.   Replacement of Trustee. The Trustee may resign at any time by so notifying the Company at least 30 days prior to the proposed resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee. The Company shall remove the Trustee if:

          (a)          the Trustee fails to comply with Section 7.10;

          (b)          the Trustee is adjudged bankrupt or insolvent;

          (c)          a receiver or other public officer takes charge of the Trustee or its property; or

          (d)          the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Securities then outstanding, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall upon payment of all of its costs and the costs of its agents and counsel promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% or more in aggregate principal amount of the Securities then outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          Section 7.09.   Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trust created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

          Section 7.10.   Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company's) most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

          Section 7.11.   Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

          Section 7.12.   Trustee's Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer of the Company actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 8

DISCHARGE OF INDENTURE

          Section 8.01.   Discharge of Liability on Securities. When (a) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (b) all outstanding Securities have become due and payable or have been converted, and the Company irrevocably deposits with the Trustee cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07) or delivers all amounts owing on conversion, as the case may be, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect; provided, however, that the foregoing shall not discharge the Company's obligation to effect conversion, registration of transfer or exchange of Securities in accordance with the terms of this Indenture. The Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to the Securities on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

          Section 8.02.   Repayment to the Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

ARTICLE 9

AMENDMENTS

          Section 9.01.   Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Holder to:

          (a)          to add guarantees with respect to the Securities or secure the Securities;

          (b)          to evidence the assumption of the Company's obligations by a successor Person under Article 5;

          (c)          to surrender any of the Company's rights or powers under this Indenture;

          (d)          to add covenants or Events of Default for the benefit of the Holders of Securities;

          (e)          to cure any ambiguity or correct any inconsistency in this Indenture, so long as such action will not materially adversely affect the interests of Holders;

          (f)          to modify or amend this Indenture to permit the qualification of this Indenture or any supplemental indenture under the Trust Indenture Act of 1939 as then in effect;

          (g)          to establish the forms or terms of the Securities;

          (h)          to evidence the acceptance of appointment by a successor Trustee;

          (i)          to provide for uncertificated Securities in addition to or in place of Certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

          (j)          to conform, as necessary, this Indenture and the form or terms of the Securities to the "Description of Notes" as set forth in the offering memorandum dated May 23, 2007 relating to the initial placement of the Securities; or

          (k)          to make any other change to this Indenture or forms or terms of the Securities so long as such change will not adversely affect the interests of the Holders of the Securities.

          After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          Section 9.02.   With Consent of Holders. With the consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding (voting as a single class), the Company and the Trustee may amend or modify this Indenture or the Securities. However, without the consent of each Holder affected, an amendment to, or modification of, this Indenture or the Securities may not:

          (a)          reduce the principal amount of or change the Stated Maturity of any Security;

          (b)          reduce the rate or extend the time for payment of interest (including Contingent Interest, Liquidated Damages and Additional Amounts, if any) on any Security;

          (c)          make any change that adversely affects the right to require the Company to repurchase a Security, reduce any amount payable upon repurchase of any Security (including upon the occurrence of a Fundamental Change) or change the time at which or circumstances under which the Securities may or shall be repurchased;

          (d)          adversely change the terms upon which the Securities may be redeemed;

          (e)          impair the right to receive payment with respect to the Securities or the right to institute suit for the enforcement of any payment with respect to, or conversion of, any Security;

          (f)          change the currency in which any Security is payable;

          (g)          impair the right of a Holder to convert any Security in accordance with its terms or reduce the number of shares of Common Stock or amount of any other property receivable upon conversion;

          (h)          reduce the quorum or voting requirements under this Indenture;

          (i)          change the Company's obligation to maintain an office or agency in the places and for the purposes specified in this Indenture;

          (j)          amend or modify any provision of this Indenture relating to amendment or modification or waiver of provisions of this Indenture that themselves may not be amended without the consent of each Holder affected; or

          (k)          reduce the percentage of Securities required for consent to any amendment or modification of this Indenture.

          It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

          Section 9.03.   Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

          Section 9.04.   Revocation and Effect of Consents, Waivers and Actions. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          Section 9.05.   Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

          Section 9.06.   Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall be provided with, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

          Section 9.07.   Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 10

CONVERSIONS

          Section 10.01.   Conversion Rights. (a) A Holder of Securities may convert such Securities, in whole or in part, prior to the close of business on the Business Day immediately preceding the Stated Maturity; provided, however, that Holders may convert their Securities only in the circumstances and to the extent specified in clauses (i) through (vi) below:

          (i)          during any fiscal quarter after the fiscal quarter ending September 15, 2007, if the Closing Sale Price per share of the Common Stock for at least 20 Trading Days during the 30-consecutive-Trading Day-period ending on the last Trading Day of the preceding fiscal quarter exceeds 130% of the Conversion Price per share of Common Stock on such last Trading Day;

          (ii)          during the 5 Business Days immediately following any five-consecutive- Trading-Day period in which the Trading Price per $1,000 principal amount of the Securities (as determined following a request by a Holder of the Securities in accordance with the procedures described in Section 10.01(c)) for each day of such period was less than 98% of the product of (x) the Closing Sale Price and (y) the Conversion Rate of the Securities on each such Trading Day;

          (iii)          after the Company or the Trustee has issued a notice of redemption of the Securities pursuant to Section 3.01 hereof, at any time prior to the close of business one Business Day prior to the Redemption Date for such Securities, even if such Securities are not otherwise convertible at such time;

          (iv)          at any time after the Company gives notice to Holders of Securities of any election by it to distribute to all, or substantially all, Holders of Common Stock:

          (A)          rights or warrants entitling such Holders of the Common Stock to purchase, for a period expiring within 60 days after the date for such distribution, shares of Common Stock at less than the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the announcement date of the distribution, or

          (B)          assets (including cash), debt securities (or other evidences of indebtedness) or rights or warrants to purchase the Company's securities, which distribution has a value per share of Common Stock as determined by the Board of Directors exceeding 10% of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the announcement date of the distribution, in each case, until the earlier of the close of business on the Business Day immediately prior to the Ex-Dividend Date or the Company's announcement that such distribution will not take place, provided that no Holder may exercise this right to convert if such Holder may participate in the distribution without conversion;

          (v)          if a Fundamental Change occurs, regardless of whether a Holder has the right to require the Company to repurchase the Securities as described in Section 3.08, at any time from or including the effective date of the transaction until and including the 30th Business Day following such effective date; and

          (vi)          at any time on or after February 15, 2027 until the close of business on the Business Day immediately preceding the Stated Maturity.

          (b)          The Company will determine on a daily basis whether the Securities are convertible as a result of the Closing Sale Price of the Common Stock pursuant to Section 10.01(a)(i) and will notify the Trustee if the Securities are so convertible.

          (c)          The Trustee shall have no obligation to determine the Trading Price of the Securities as described in Section 10.01(a)(ii) unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of (x) the Closing Sale Price of the Common Stock and (y) the Conversion Rate of the Securities on such day. At such time, the Company will instruct the Trustee to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate of the Securities. The Trustee's sole duty in respect of such determination shall consist of requesting and receiving, and, if applicable, averaging the quotations provided by the independent nationally recognized securities dealers referred to in the definition of "Trading Price." The Trustee shall be entitled at its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Trustee's duties and obligations pursuant to this Section 10.01(c) and the Company agrees, if requested by the Trustee, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under this Section 10.01(c).

          (d)          If the Company makes a distribution described in Section 10.01(a)(iv), the Company shall notify Holders at least 20 Business Days prior to the Ex-Dividend Date for such distribution.

          (e)          The Company will notify Holders of the Securities and the Trustee on the same date on which the Company publicly announces any Fundamental Change, but in no event less than 5 Business Days prior to the anticipated effective date of such Fundamental Change.

          (f)          The Company appoints the Trustee as the initial Conversion Agent. The Trustee may resign from its appointment as Conversion Agent at any time and the Company shall then appoint a new Conversion Agent.

          (g)          Securities with respect to which a Repurchase Notice or a Fundamental Change Repurchase Notice has been given by the Holder may be converted pursuant to this Section 10.01 only if the Repurchase Notice or Fundamental Change Repurchase Notice has been withdrawn in accordance with the provisions of Section 3.09.

          (h)          Whenever any event described in clauses (i) through (vi) of Section 10.01(a) shall occur such that the Securities become convertible as provided in this Section 10.01, the Company shall promptly inform the Trustee, issue a press release and use its reasonable efforts to post such information on its website, which press release or website posting, as the case may be, shall include:

          (i)          a description of such event;

          (ii)          a description of the periods during which the Securities shall be convertible as provided in clauses (i) through (vi) of Section 10.01(a);

          (iii)          a statement of whether an adjustment to the Conversion Rate shall take effect in respect of such event pursuant to Sections 10.06 through 10.11 below; and

          (iv)          the procedures Holders of the Securities must follow to convert their Securities in accordance with Section 10.03 below, including the name and address of the Conversion Agent.

          Section 10.02.   Conversion Consideration.

          (a)          Subject to the qualifications and the satisfaction of the conditions and during the periods described in Section 10.01(a), Holders shall be entitled to convert their Securities in denominations of $1,000 principal amount or integral multiples thereof initially at a conversion rate of 28.0310 shares per $1,000 principal amount of Securities, which will be subject to adjustments as described in Sections 10.06 through 10.11, but will not be adjusted for accrued interest (the "Conversion Rate"). The "Conversion Price" at any given time is equal to the principal amount of a Security divided by the Conversion Rate.

          (b)          On the third Business Day following the expiration of the Cash Settlement Averaging Period, the Company shall deliver to the Holder, through the Conversion Agent, an amount (the "Settlement Amount") equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days in the Cash Settlement Averaging Period, subject to the provisions of Section 10.02(d).

          The "Daily Settlement Amount," for each of the 20 consecutive Trading Days in the Cash Settlement Averaging Period, shall consist of:

          (i)          cash in an amount equal to the lesser of (x) $50 (the "Daily Measurement Value") and (y) the Daily Conversion Value; and

          (ii)          if the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (x) the difference between the Daily Conversion Value and the Daily Measurement Value divided by (y) the

Closing Sale Price of the Common Stock for such Trading Day as adjusted pursuant to Section 10.20.

          The "Daily Conversion Value" means, for each of the 20 consecutive Trading Days during the Cash Settlement Averaging Period, one-twentieth (1/20th) of the product of (x) the Conversion Rate and (y) the Closing Sale Price of the Common Stock on such Trading Day.

          The "Cash Settlement Averaging Period" with respect to any Securities means the 20-consecutive-Trading-Day period beginning (x) on the Redemption Date, if prior to the relevant Conversion Date the Company has called the Securities that are being converted for redemption, (y) on the Stated Maturity, if the relevant Conversion Date is on or after April 12, 2027, and (z) on the second Trading Day after the relevant Conversion Date.

          (c)          Any payments of cash and, if Common Stock is to be delivered, a stock certificate or certificates for the related number of shares of Common Stock, will be delivered to the Holders, or a book-entry transfer therefor through DTC will be made.

          (d)          Notwithstanding the other provisions of this Article X, any time on or prior to May 15, 2014 the Company may irrevocably elect, in its sole discretion without the consent of the Holders of the Securities, to deliver, upon conversion of Securities, in lieu of the Settlement Amount specified in Section 10.02(b), solely shares of Common Stock (and cash in lieu of fractional shares) in accordance with the provisions of this Section 10.02(d) (a "Physical Settlement Election"). If the Company makes a Physical Settlement Election, the Company will deliver to Holders, in respect of any Securities they convert, a number of shares of Common Stock equal to (i) the aggregate principal amount of Securities to be converted (ii) divided by $1,000 and (iii) multiplied by the Conversion Rate (which will include any increase to reflect any Additional Shares which Holders may be entitled to receive as described under Section 10.20). The Company will deliver such shares on the third Business Day after the Conversion Date. Prior to making any Physical Settlement Election, the Company may irrevocably elect to waive its right to make any such election, effective upon the Company's delivery to the Trustee of a notice that it is irrevocably waiving its ability to make a Physical Settlement Election at any time with respect to the Securities. If the Company makes a Physical Settlement Election, that election will be irrevocable and its right to waive the ability to make a Physical Settlement Election will expire.

          (e)          The Company shall pay, in lieu of any fractional shares of Common Stock that would be otherwise issuable upon conversion of any Securities, a cash amount equal to the number of such fractional shares multiplied by the Closing Sale Price of the Common Stock on the Trading Day immediately prior to the Conversion Date.

          Section 10.03.   Conversion Procedures. (a) To convert a Security, a Holder shall (i) complete and manually sign a Conversion Notice or a facsimile of the Conversion Notice, a form of which is on the back of the Security or may be obtained from the Conversion Agent, and deliver such Conversion Notice to the Conversion Agent, which notice shall be irrevocable, (ii)

surrender the Security to the Conversion Agent, (iii) if required by the Conversion Agent, furnish appropriate endorsement and transfer documents, (iv) pay all transfer or similar taxes required to be paid by such Holder pursuant to Section 10.04 and (v) if required pursuant to Section 11.01(d), pay funds equal to interest payable on the next Interest Payment Date. If a Person's interest is a beneficial interest in a Global Security, to convert, such Person shall comply with requirements (iii), (iv) and (v) above and comply with the Depositary's procedures for converting a beneficial interest into a Global Security. The date a Holder complies with all of the applicable requirements is the "Conversion Date."

          (b)          Securities will be deemed to have been converted immediately prior to the close of business on the Conversion Date and the converting Holder will be treated as a shareholder of record of the Company as of such time.

          (c)          No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in Sections 10.06-10.09 below. Upon conversion of a Security, a Holder will not receive any cash payment of interest (including Contingent Interest, Liquidated Damages and Additional Amounts, if any) unless such conversion occurs between a Record Date and the Interest Payment Date to which that Record Date relates.

          (d)          If the last day on which a Security may be converted is not a Business Day, the Security may be surrendered on the next succeeding day that is a Business Day.

          (e)          Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security. Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security or Securities in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered.

          Section 10.04.   Taxes on Conversions. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued or delivered in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the Common Stock is to be delivered in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

          Section 10.05.   Company to Provide Stock. The Company shall, prior to issuance of any Securities under this Article 10, and from time to time as may be necessary, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

          Any shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive or similar rights and shall be free of any lien or adverse claim. The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of Common Stock, if any, upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the shares of Common Stock are then listed or quoted.

          Section 10.06.   Adjustment for Change in Capital Stock. If, after the Issue Date of the Securities, the Company:

          (a)          pays a dividend or makes another distribution payable exclusively in shares of Common Stock on the Company's Common Stock;

          (b)          subdivides the outstanding shares of Common Stock into a greater number of shares; or

          (c)          combines the outstanding shares of Common Stock into a smaller number of shares;

then the Conversion Rate in effect immediately prior to such action shall be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where

CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination;

CR1 = the new Conversion Rate in effect immediately after the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination;

OS0 = the number of shares of Common Stock outstanding immediately prior to such Ex-Dividend Date, or effective date; and

OS1 = the number of shares of Common Stock outstanding immediately prior to such Ex- Dividend Date, or effective date but after giving effect to such dividend, distribution, share split or share combination.

          If any dividend or distribution described in this Section 10.06 is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

          Section 10.07.   Adjustment for Rights Issue. If, after the Issue Date of the Securities, the Company distributes to all, or substantially all, holders of the Company's Common Stock any rights, warrants or options entitling them, for a period of not more than 60 days after the date of issuance thereof, to subscribe for or to purchase shares of Common Stock at an exercise price per share of Common Stock less than the average of the Closing Sale Prices of the Common Stock for each Trading Day in the 10-consecutive-Trading-Day period ending on the Trading Day immediately preceding the time of announcement of such issuance, the Conversion Rate shall be adjusted in accordance with the following formula:

CR1 = CR0 x	(OS0 + X)
(OS0 + Y)

where

CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR1 = the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such distribution;

X = the number of shares of Common Stock issuable pursuant to such rights, warrants or options; and

Y = the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options and (B) the average of the Closing Sale Prices of the Common Stock for each Trading Day in the 10-consecutive-Trading Day period ending on the Trading Day immediately preceding the date of announcement for the issuance of such rights, warrants or options.

          For purposes of this Section 10.07, in determining whether any rights, warrants or options entitle the Holders to subscribe for or purchase the Company's Common Stock at less than the average of the Closing Sale Prices for each Trading Day in the applicable 10-consecutive-Trading Day period, there shall be taken into account any consideration the Company receives for such rights, warrants or options and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by the Company's Board of Directors.

          If any right, warrant or option described in this Section 10.07 is not exercised prior to the expiration of the exercisability thereof, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such right, warrant or option had not been so issued.

          Section 10.08.   Adjustment for Other Distributions. If, after the Issue Date of the Securities, the Company distributes to all, or substantially all, holders of its Common Stock evidence of indebtedness or other assets or property, excluding:

(A) dividends, distributions, rights, warrants or options referred to in Section 10.06 or 10.07 above;

(B) dividends or distributions paid exclusively in cash; and

(C) Spin-Offs described below in this Section 10.08,

then the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0
(SP0 - FMV)

where

CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR1 = the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

SP0 = the average of the Closing Sale Prices of the Common Stock for each Trading Day in the 10-consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined in good faith by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the earlier of the Record Date or the Ex-Dividend Date for such distribution.

          With respect to an adjustment pursuant to this Section 10.08, where there has been a payment of a dividend or other distribution to all, or substantially all, holders of Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to any Subsidiary or other business unit (a "Spin-Off"), the Conversion Rate in effect immediately before the close of business on the effective date of the Spin-Off will be adjusted based on the following formula:

CR1 = CR0 x	(FMV0+MP0)
MP0

where

CR0 = the Conversion Rate in effect immediately prior to the effective date of the Spin-Off;

CR1 = the new Conversion Rate after the Spin-Off;

FMV0 = the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Days after, and including, the effective date of the Spin-Off; and

MP0 = the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Days after, and including, the effective date of the Spin-Off.

          An adjustment to the Conversion Rate made pursuant to the immediately preceding paragraph will occur on the 10th Trading Day from and including the effective date of the Spin-Off; provided that in respect of any conversion within the 10 Trading Days following, and including, the effective date of any Spin-Off, references within this Section 10.08 to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the Conversion Rate.

          If any such dividend or distribution described in this Section 10.08 is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

          Section 10.09.   Adjustment for Cash Dividends. If, after the Issue Date of the Securities, the Company makes any cash dividend or distribution to all, or substantially all, Holders of its outstanding Common Stock, other than regular quarterly cash dividends (without regard to the actual period in which paid) that do not exceed the Reference Dividend, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0
(SP0 - C)

where

CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR1 = the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

SP0 = the average of the Closing Sale Prices of the Common Stock for each Trading Day in the 10-consecutive-Trading-Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

C = the amount in cash per share that the Company distributes to holders of its Common Stock in respect of the applicable quarterly period that exceeds the Reference Dividend.

          If any dividend or distribution described in this Section 10.09 is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

          The Reference Dividend amount is subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment will be made to the Reference Dividend amount for any adjustment made to the Conversion Rate under this Section 10.09.

          Notwithstanding the foregoing, if an adjustment is required to be made under this Section 10.09 as a result of a distribution that is not a regular quarterly dividend, the Reference Dividend amount will be deemed to be zero.

          Section 10.10.   Adjustment for Company Tender Offer. If, after the Issue Date of the Securities, the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for its Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of its Common Stock exceeds the Closing Sale Price of a share of its Common Stock on the Trading Day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	(AC + (SP1 x OS1))
(SP1 x OS0)

where

CR0 = the Conversion Rate in effect on the day immediately following the date such tender or exchange offer expires;

CR1 = the new Conversion Rate in effect after such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by the Company's Board of Directors) paid or payable for the Company's Common Stock purchased in such tender or exchange offer;

OS0 = the number of shares of the Company's Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1 = the number of shares of the Company's Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1 = the average of the Closing Sale Prices of the Company's Common Stock for each Trading Day in the 10-consecutive-Trading-Day period commencing on the Trading Day following the date such tender or exchange offer expires.

          The adjustment to the Conversion Rate under this Section 10.10 will occur on the 10th Trading Day from, and including, the Trading Day following the date such tender or exchange offer expires; provided that in respect of any conversion within 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate.

          Section 10.11.   Additional Adjustments. (a) The Company may, in its sole discretion, increase the Conversion Rate as its Board of Directors deems advisable to avoid or diminish any income tax to Holders of its Securities resulting from any dividend or distribution of Capital Stock issuable upon conversion of the Securities (or rights to acquire Capital Stock) or from any event treated as such for income tax purposes.

          (b)          The Company may, from time to time, to the extent permitted by applicable law, increase the Conversion Rate by any amount for any period of at least 20 Business Days if its Board of Directors has determined that such increase would be in the Company's best interests. If its Board of Directors makes such determination, it will be conclusive. The Company will give Holders of Securities at least 15 days' prior notice of such an increase in the Conversion Rate.

          (c)          To the extent that the Company has a rights plan in effect upon any conversion of the Securities into Common Stock, a Holder will receive, in addition to the Common Stock, the rights under the rights plan, unless, prior to any conversion, the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as described in Section 10.08. A further adjustment will occur as described in Section 10.08 above, if such rights become exercisable to purchase different securities, evidences of indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.

          (d)          Following:

          (A)          any reclassification of the Company's Common Stock;

          (B)          a consolidation, merger, binding share exchange or combination involving the Company; or

          (C)          a conveyance, transfer, sale, lease or other disposition to another Person or entity of all or substantially all of the Company's assets;

the Settlement Amount in respect of the Company's conversion obligation will be computed as set forth in Section 10.02 above, based on the kind and amount of shares of stock, securities, other property or assets (including cash or any combination thereof) that Holders of the Company's Common Stock are entitled to receive in respect of each share of the Company's Common Stock in such transaction (the "Reference Property") and Reference Property will be delivered in lieu of the shares of the Company's Common Stock that would have otherwise been deliverable upon conversion. If Holders of Common Stock would be entitled to elect the kind of consideration for their Common Stock received in any transaction described in the previous sentence, the consideration for Common Stock upon which the Reference Property will be based will be determined based on the weighted average of the kind and amount of consideration received by the Holders of the Company's Common Stock that affirmatively make such an election. The determination of the Reference Property will apply to all of the Securities and the Company will notify the Trustee of the composition of the Reference Property promptly after it is determined.

          All calculations under this Article 10 shall be made to the nearest 1/10,000th of a share, as the case may be.

          The Company will not take any action that would result in an adjustment pursuant to this Section 10 without complying with the shareholder approval rules of The Nasdaq Global Market or any stock exchange on which the Common Stock is listed at the relevant time.

          Section 10.12.   When No Adjustment Required. No adjustment shall be made:

          (a)          upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

          (b)          upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

          (c)          upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security and outstanding as of the date the Securities were first issued (unless explicitly otherwise provided in this Article 10);

          (d)          for a change in the par value of the shares of Common Stock; or

          (e)          for accrued and unpaid interest (including Contingent Interest, Liquidated Damages and Additional Amounts, if any).

          Section 10.13.   De minimis Impact on Conversion Rate. Notwithstanding anything in the foregoing provisions of this Article 10, to the contrary, the Company will not be required to adjust the Conversion Rate unless the adjustment would result in a change of at least 1% of the Conversion Rate. However, the Company will carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, upon any conversion of the Securities.

          Section 10.14.   Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice briefly stating the facts requiring the adjustment and the manner of computing it. The notice of adjustment shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice of adjustment except to exhibit the same to any Holder desiring inspection thereof.

          Section 10.15.   Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 10.02(d), 10.06, 10.07, 10.08, 10.09, 10.10, 10.11, 10.12 or 10.15 is conclusive, absent manifest error.

          Section 10.16.   Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when the Securities are convertible or when an adjustment under this Article 10 should be made, how it should be made or what it should be. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article 10. Each Conversion Agent shall have the same protection under this Section 10.16 as the Trustee.

          Section 10.17.   Simultaneous Adjustments. In the event that this Article 10 requires adjustments to the Conversion Rate under more than one of Sections 10.06, 10.07, 10.08 or 10.09, only one such adjustment shall made by applying, first, the provisions of Section 10.06, second, the provisions of Section 10.08, third, the provisions of Section 10.09 and, fourth, the provisions of Section 10.07.

          Section 10.18.   Successive Adjustments. After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Rate as so adjusted.

          Section 10.19.   Limitation on Adjustments. The Company shall not take any action that would result in an adjustment pursuant to the foregoing provisions in this Article 10 if that adjustment would reduce the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Securities.

          Section 10.20.   Adjustment to Conversion Rate Upon Certain Fundamental Change Transactions. If, after the Issue Date of the Securities, the Fundamental Change Effective Date of a Fundamental Change pursuant to paragraphs (i) or (iii) of the definition of Fundamental Change set forth in Section 3.08, occurs prior to May 15, 2014 and 10% or more of the consideration for the Company's Common Stock in the transaction consists of consideration other than common stock that is traded or scheduled to be traded immediately following such transaction on a U.S. national or regional securities exchange (collectively, "Listed Common Equity") and the Securities are surrendered for conversion in connection with such transaction, the Company will increase the Conversion Rate by a number of additional shares of the Company's Common Stock (the "Additional Shares") determined pursuant to this Section 10.20.

          A conversion of the Securities will be deemed for these purposes to be "in connection with" a Fundamental Change transaction if the related Conversion Notice is received by the Conversion Agent during the period from and including the Fundamental Change Effective Date until and including the 30th Business Day following such Fundamental Change Effective Date.

          The Company shall mail to Holders not later than five Business Days prior to the anticipated effective date of the Fundamental Change a notice describing the Fundamental Change and the Holders' right to Additional Shares.

          The number of Additional Shares shall be determined by reference to the table below with reference to the date such Fundamental Change transaction becomes effective (the "Fundamental Change Effective Date") and the price (the "Share Price") paid per share of Common Stock in such Fundamental Change transaction. If the Holders of Common Stock receive only cash in the Fundamental Change transaction, the Share Price shall be the cash amount paid per share of Common Stock. Otherwise, the Share Price shall be the average of the Closing Sale Prices of the Common Stock on the five Trading Days immediately prior to but not including the Fundamental Change Effective Date.

          As of any date upon which the Conversion Rate is adjusted, the Share Prices set forth in the first row of the table below shall be adjusted such that the adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted pursuant to Sections 10.06 through 10.11. If the Share Price is between two Share Prices in the table or the Fundamental Change Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Prices and the two Effective Dates, as applicable, based on a 365-day year. If the Share Price is in excess of $100.00 per share (subject to adjustment as set forth herein), or if the Share Price is less than $26.04 per share (subject to adjustment as set forth herein), no Additional Shares will be added to the Conversion Rate.

          Notwithstanding the foregoing, in no event will the number of Additional Shares of Common Stock by which the Conversion Rate is adjusted pursuant to this Section 10.20 exceed 10.3714 shares per $1,000 principal amount of Securities, subject to adjustment in the same manner as the Conversion Rate pursuant to Sections 10.06 through 10.11.

          Section 10.21.   Issuance of Common Stock Upon Conversion of Restricted Securities. Any certificate representing shares of Common Stock issued upon conversion of Restricted Securities shall bear the legend set forth in Exhibit B (the "Common Stock Restrictive Legend") and any shares of Common Stock issued upon conversion of Restricted Securities shall be subject to the restrictions set forth in such legend. The Holder of any Common Stock issued upon conversion of a Restricted Security, by such Holder's acceptance thereof, agrees to be bound by the restrictions set forth in the Common Stock Restrictive Legend and the Company shall not register any transfer of Common Stock issued upon conversion of a Restricted Security not made in accordance with such restrictions. The effect of the restrictions set forth in the Common Stock Restrictive Legend shall cease and terminate when the Common Stock to which it applied has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any certificate representing Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable in form and substance to the Company and the transfer agent for the Common Stock, addressed to the Company and the transfer agent for the Common Stock, to the effect that the transfer of such Common Stock has been made in compliance with Rule 144 or such successor provision), be exchanged for a new certificate that shall not bear the Common Stock Restrictive Legend.

ARTICLE 11

PAYMENT OF INTEREST

          Section 11.01.   Payment of Interest. (a) The Company shall pay interest on the Securities at a rate of 3.375% per annum, payable semi-annually in arrears on May 15 and November 15 of each year (each, an "Interest Payment Date"), commencing on November 15, 2007. For so long as the Securities are held in book-entry only form, interest (including Contingent Interest, Liquidated Damages and Additional Amounts, if any) on a Security shall be paid to the Holder of such Security at the close of business on the Business Day before the Interest Payment Date (each, a "Record Date"). In the event that the Securities do not remain in book-entry only form or are not in the form of a Global Certificate, the Company will have the right to select Record Dates, which will be at least one Business Day before an Interest Payment Date. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from May 30, 2007 or from the most recent date to which interest has been paid or duly provided for. In the event of the maturity, conversion, redemption or repurchase of a Security by the Company at the option of the Holder, interest shall cease to accrue on such Security.

          (b)          If any Interest Payment Date, Stated Maturity, Redemption Date or Repurchase Date (including upon the occurrence of a Fundamental Change) falls on a day that is not a Business Day, then the required payment will be made on the next succeeding Business Day with the same force and effect as if made on the date that the payment was due, and no additional interest will accrue on that payment for the period from and after the Interest Payment Date, Stated Maturity, Redemption Date or Repurchase Date, as the case may be, to such next succeeding Business Day.

          (c)          Upon conversion of a Security, (i) a Holder shall not receive any cash payment of interest (unless such conversion occurs between a Record Date and the Interest Payment Date to which it relates) and (ii) except as set forth in clause (d) below, the Company's delivery to a Holder of the full amount of cash and shares, if any, of Common Stock into which the Security is convertible together with any cash payment of factional shares shall be deemed to satisfy its obligation with respect to the principal amount of such Security, and any accrued but unpaid interest (including Contingent Interest, Liquidated Damages and Additional Amounts, if any). As a result, accrued but unpaid interest (including Contingent Interest, Liquidated Damages and Additional Amounts, if any) up to but excluding the Conversion Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

          (d)          If Securities are surrendered for conversion by a Holder after the close of business on any Record Date but prior to the opening of business on the Interest Payment Date to which such Record Date relates, Holders of such Securities at the close of business on the Record Date will receive an amount equal to the interest (including

Contingent Interest, Liquidated Damages and Additional Amounts, if any) payable on the Securities on the corresponding Interest Payment Date notwithstanding the conversion. Such Securities, upon surrender for conversion, must be accompanied by funds equal to the amount of interest (including Contingent Interest, Liquidated Damages and Additional Amounts, if any) payable on the Securities so converted on the corresponding Interest Payment Date. However, no such payment shall be made:
(i)	in connection with any conversion following the regular Record Date immediately preceding the Stated Maturity;

(ii)	if the Company has specified a Redemption Date that is after a Record Date and on or prior to the corresponding Interest Payment Date;

(iii)	if the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the corresponding Interest Payment Date;

(iv)	if a scheduled Repurchase Date occurs after a Record Date and on or prior to the corresponding Interest Payment Date; or

(v)

to the extent of any overdue interest (including overdue Contingent Interest, Liquidated Damages and Additional Amounts, if any) if overdue interest, Contingent Interest, Liquidated Damages or Additional Amounts exist at the time of conversion with respect to such Security.

          In addition, notwithstanding the forgoing, the Company shall pay, on the Stated Maturity, accrued and unpaid interest to but excluding the Stated Maturity on any Securities surrendered for conversion on or after April 12, 2027 to the converting Holder.

          Section 11.02.   Contingent Interest. The Company shall pay Contingent Interest to Holders during the period commencing May 20, 2012 and ending November 14, 2012 and for any six-month period thereafter from and including an Interest Payment Date up to, but excluding, the next Interest Payment Date (each an "Interest Period"), if the average Contingent Interest Trading Price per $1,000 principal amount of the Securities for the five-consecutive-Trading-Day period ending on the third Trading Day immediately preceding the first day of the applicable Interest Period (the "Measurement Period") equals 120% or more of the principal amount of the Securities. The amount of Contingent Interest payable in any Interest Period pursuant to this Section 11.02 shall equal 0.25% per annum of the average Contingent Interest Trading Price per $1,000 principal amount of Securities for the applicable Measurement Period. Contingent Interest, if any, will accrue from and including the first day of any relevant Interest Period to but excluding the Interest Payment Date corresponding to such Interest Period. The Trustee's sole duty in respect of determinations pursuant to this Section 11.02 shall consist of requesting and receiving, and, if applicable, averaging the quotations provided by the independent nationally recognized securities dealers referred to in the definition of "Contingent Interest Trading Price." The Trustee shall be entitled at its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Trustee's duties and obligations pursuant to this Section 11.02 and the Company agrees, if requested by the

Trustee, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under this Section 11.02.

          Section 11.03.   Payment of Contingent Interest. The Company shall pay Contingent Interest owed pursuant to Section 11.02 for any Interest Period on the Interest Payment Date corresponding to the applicable Interest Period, to Holders of Securities as of the Record Date related to such Interest Payment Date.

          Section 11.04.   Notice of Contingent Interest. Promptly following the first Business Day of an Interest Period for which Contingent Interest will be payable pursuant to Section 11.02, the Company shall notify the Holders of the right of such Holders to receive Contingent Interest (i) by disseminating a press release containing this information, publish the information on the Company's web site or through such other public medium as it may use at that time or (ii) through the facilities of DTC.

          Section 11.05.   Additional Amounts. Notwithstanding the provisions described in Section 6.02, the sole remedy under this Indenture and any Security for an Event of Default relating to the failure to comply with the Company's reporting obligations to the Trustee and the SEC, as set forth in this Indenture, and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, shall, for the 365 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest on the Securities at an annual rate equal to 0.50% of the aggregate principal amount of the Securities (the "Additional Amounts"). Any such Additional Amounts shall be payable in the same manner and on the same dates as the stated interest payable on the Securities. The Additional Amounts shall accrue on all outstanding Securities from and including the date on which such an Event of Default first occurs to, but not including, the 366th day thereafter (or, if applicable, the earlier date on which such Event of Default is cured or waived). If such Event of Default is continuing on the 366th day after such Event of Default first occurs, the Securities shall be subject to acceleration as provided in Section 6.02. The provisions of this Section 11.05 shall not affect the rights of Holders of Securities in the event of the occurrence of any other Events of Default.

          Section 11.06.   Defaulted Interest. Any installment of interest that is payable, but is not punctually paid or duly provided for on any Interest Payment Date ("Defaulted Interest") shall forthwith cease to be payable to the Holders in whose names the Securities were registered on the Record Date applicable to such installment of interest. The Company shall make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest (a "Special Record Date"), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 11.06. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder's address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Securities are registered at the close of business on such Special Record Date.

          Section 11.07.   Interest Rights Preserved. Subject to the foregoing provisions of this Article 11 and Section 2.06, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

ARTICLE 12

MISCELLANEOUS

          Section 12.01.   Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          Section 12.02.   Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in Person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company:

Spartan Stores, Inc. 850 76th Street SW P.O. Box 8700 Grand Rapids, Michigan 49518 Facsimile: 616-878-8287 Attention of: Alex J. DeYonker, Executive Vice-President, General Counsel and Secretary

if to the Trustee:

The Bank of New York Trust Company, N.A. 2 North LaSalle, Suite 1020 Chicago, Illinois 60602 Facsimile: 312-827-8542 Attention: Global Corporate Trust

          The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder's address as it appears on the registration books of the Registrar and shall be deemed sufficiently given if so mailed within the time prescribed. Notices will be deemed to have been given on the date of mailing.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

          If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

          Section 12.03.   Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

          Section 12.04.   Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a)          an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b)          if required by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (to the extent of legal conclusions) have been complied with.

          Section 12.05.   Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (a)          a statement that each Person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

          (b)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

          (c)          a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d)          a statement that, in the opinion of such Person, such covenant or condition has been complied with.

          Section 12.06.   Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 12.07.   Rules by Trustee, Paying Agent, Conversion Agent, and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

          Section 12.08.   Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest (or Contingent Interest or Additional Amounts, if applicable) shall accrue for the intervening period. If a Record Date is a Legal Holiday, the Record Date shall not be affected.

          Section 12.09.   Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          Section 12.10.   No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          Section 12.11.   Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          Section 12.12.   Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          Section 12.13.   Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, SPARTAN STORES, INC. has caused this Indenture to be duly executed as a deed the day and year first before written.

SPARTAN STORES, INC.

By:
Name:
Title:

          IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Indenture as of the date first above written.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:
Name:
Title: